UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): January 19, 2007

INTERACTIVE SYSTEMS WORLDWIDE INC.

(exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification Number)

2 Andrews Drive, West Paterson, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 256-8181

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Interactive Systems Worldwide Inc. (the “Company”) received a Nasdaq Staff Deficiency letter on January 19, 2007 indicating that the Company fails to comply with the requirements for continued listing set forth in Marketplace Rule 4310(c)(2)(B). This rule requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Nasdaq letter further states that the Nasdaq Staff is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market.

Nasdaq has requested that the Company provide by February 5, 2007 its specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan. If, after the conclusion of Nasdaq’s review process, Nasdaq determines that the Company’s plan does not adequately address the issues noted, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s decision. The Company expects to provide its plan for regaining compliance to Nasdaq by February 5, 2007.

A copy of the Company’s press release announcing receipt of the deficiency notification from Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC.
(Registrant)

By:	/s/ Bernard Albanese
Bernard Albanese
Chief Executive Officer

Date: January 25, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 25, 2007